Calculation of Filing Fee Tables
S-8
NovaBay Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,195,428	$ 0.93	$ 1,111,748.04	0.0001381	$ 153.53
Total Offering Amounts:						$ 1,111,748.04		$ 153.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 153.53
Offering Note
[1]	(1) This represents (i) an automatic increase in the number of shares of common stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan, pursuant to an evergreen provision contained in Section 4(a) therein and (ii) an increase of 1,000,000 in the number of shares of common stock of the registrant reserved for issuance pursuant to a stockholder vote at the annual meeting of shareholders held on October 16, 2025. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may from time to time be offered or issued resulting from any stock splits, stock dividends, recapitalizations or other similar transactions. (2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the registrant's common stock on November 24, 2025, as reported by NYSE American LLC.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A